UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2013

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1699 King Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 758-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

STR Holdings, Inc. (the “Company”) entered into retention agreements, dated as of July 18, 2013 (the “Retention Agreements”), with certain members of senior management, including each of Robert S. Yorgensen, the Company’s President and Chief Executive Officer, Barry A. Morris, the Company’s Executive Vice President and Chief Operating Officer, Alan N. Forman, the Company’s Senior Vice President and General Counsel, and Joseph C. Radziewicz, the Company’s Vice President, Chief Financial Officer and Chief Accounting Officer (collectively, the “Executive Officers”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Retention Agreements.

The Retention Agreements provide for the payment of a bonus (the “Target Bonus”) upon the closing of a Change of Control Transaction or upon the Company’s achievement of certain financial performance targets. Each Executive Officer will be entitled to a Target Bonus so long as he continues to be employed by the Company until the earlier of (i) a closing of a Change of Control Transaction, or (ii) June 30, 2014; provided however, that in the event that an Executive Officer’s employment is terminated by the Company without Cause, or by the Executive Officer for Good Reason, such Executive Officer shall be entitled to receive the Retention Bonus as if such Executive Officer’s employment was not terminated.

The Target Bonus for Messrs. Yorgensen, Morris, Forman and Radziewicz is $333,000, $238,000, $229,000 and $180,000, respectively.

In the event that a Change in Control Transaction does not close by June 30, 2014, each Executive Officer shall be entitled to receive up to twenty five percent (25%) of the Target Bonus upon the achievement of each quarterly financial target.

Achievement of quarterly financial targets shall be calculated as follows:

(i)	up to seventy percent (70%) of the Target Bonus (the “EBITDA Target Portion”) shall be based upon the achievement by the Company of certain quarterly adjusted EBITDA targets; and

(ii)	thirty percent (30%) of the target bonus (the “Cash Target Portion”) shall be based upon the achievement by the Company of certain quarterly adjusted cash targets.

A percentage of the EBITDA Target Portion shall be earned in an amount equal to the percentage of the Quarterly Adjusted EBITDA Target achieved by the Company; provided however, that if the Company achieves less than eighty percent (80%) of such Quarterly Adjusted EBITDA Target, none of the EBITDA Target Portion of the Target Bonus shall be paid with respect to such quarterly achievement.  If the Company achieves less than one hundred percent (100%) of the Quarterly Adjusted Cash Target, none of the Cash Target Portion of the Target Bonus shall be paid with respect to such quarterly achievement.

The foregoing summary of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the Retention Agreements, the form of which is attached hereto as Exhibit 10.1, and are incorporated herein by reference.

It should be noted that the Company is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of any financial targets set forth in the Retention Agreements (or the schedule thereto).  Such financial targets were developed previously as goals for compensation purposes only and you are cautioned not to rely on these financial targets as a prediction of the Company’s future performance.  In addition, the Company anticipates updating its guidance on August 7, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Retention Agreement dated July 18, 2013 between the Company and Robert S. Yorgensen
10.2	Retention Agreement dated July 18, 2013 between the Company and Barry A. Morris
10.3	Retention Agreement dated July 18, 2013 between the Company and Alan N. Forman
10.4	Retention Agreement dated July 18, 2013 between the Company and Joseph C. Radziewicz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: July 23, 2013	By:	/s/ ALAN N. FORMAN
Alan N. Forman
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Retention Agreement dated July 18, 2013 between the Company and Robert S. Yorgensen
10.2	Retention Agreement dated July 18, 2013 between the Company and Barry A. Morris
10.3	Retention Agreement dated July 18, 2013 between the Company and Alan N. Forman
10.4	Retention Agreement dated July 18, 2013 between the Company and Joseph C. Radziewicz